Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 22, 2012

ACCO Brands Corporation

300 Tower Parkway

Lincolnshire, Illinois 60069

      RE:     Registration Statement on Form S-4

Dear Ladies and Gentlemen:

We have acted as special counsel to ACCO Brands Corporation, a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-4 (together with all exhibits thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, issuable upon consummation of the merger (the “Merger”) of Augusta Acquisition Sub, Inc. (“Merger Sub”), which is a wholly-owned subsidiary of ACCO, with and into Monaco SpinCo Inc. (“Spinco”), which is currently a wholly-owned subsidiary of MeadWestvaco Corporation (“MWV”), pursuant to an agreement and plan of merger dated as of November 17, 2011 and amended as of March 19, 2012, by and among the Company, Merger Sub, MWV and Spinco (the “Merger Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as filed with the Commission under the Act on January 3, 2012, Amendment No. 1 to the Registration Statement, as filed with the Commission on February 13, 2012, Amendment No. 2 to the Registration Statement, as filed with the Commission on March 12, 2012, Amendment No. 3 to the Registration Statement, as filed with the Commission on March 20, 2012, and Amendment No. 4 to the Registration Statement, as filed with the Commission on the date hereof; (ii) the Merger Agreement; (iii) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (iv) the By-laws of the Company, as certified by the Secretary of the Company; and (v) certain resolutions of the Board of Directors of the Company, as certified by the Secretary of the Company, adopted November 17, 2011, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Shares, the filing of the Registration Statement and related matters. We also have

ACCO Brands Corporation

March 22, 2012

examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the Merger is completed in accordance with the Merger Agreement and (iii) the Shares have been registered, in book-entry form, in the names of the holders of the common stock of Spinco as contemplated by the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP